Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192359) pertaining to the JGWPT Holdings Inc.  2013 Omnibus Incentive Plan of our report dated March 31, 2014, with respect to the consolidated financial statements of JGWPT Holdings Inc. (prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries), included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, New York
March 31, 2014